                                                                    Exhibit 11.1

                       Multiple Zones International, Inc.
                        Computation of Earnings Per Share

                                                                Six Months Ended              Three Months Ended
                                                           ---------------------------     --------------------------
                                                             June 30,        June 30,        June 30,       June 30,
                                                               1995            1996            1995           1996
                                                           -----------     -----------     -----------    -----------
Net income                                                 $   864,107     $ 4,615,177     $   630,504    $ 2,442,116

Adjustment to net income for accretion of
Series B Convertible Preferred Stock                                          (459,262)                      (229,631)
                                                           -----------     -----------     -----------    -----------
Net income applicable to common stock                      $   864,107     $ 4,155,915     $   630,504    $ 2,212,485
equivalents                                                ===========     ===========     ===========    ===========

Shares used in calculating primary earnings per share:

     Weighted average common shares
     outstanding                                             7,500,000       7,500,000       7,500,000      7,500,000

     Weighted average common shares giving
     effect to conversion of Series A Preferred
     Stock to Common Stock                                   1,875,000       1,875,000       1,875,000      1,875,000

     Net effect of stock options and warrants granted
     during the 12 months prior to the public offering
     calculated using the treasury stock method and
     treated as outstanding for the entire period              266,289         279,483         266,289        279,483

     Weighted average stock options outstanding issued
     prior to 12 months before this offering calculated
     using the treasury stock method                           159,940         161,374         173,791        161,373

     Weighted average stock options outstanding issued
     after the public offering calculating using the
     treasury stock method                                                          32                             66
                                                           -----------     -----------     -----------    -----------
          Total shares                                       9,801,229       9,815,889       9,815,080      9,815,922
                                                           ===========     ===========     ===========    ===========
     Primary earnings per share                            $      0.09     $      0.42     $      0.06    $      0.23
                                                           ===========     ===========     ===========    ===========

                                                                    Exhibit 11.1

                       Multiple Zones International, Inc.
                       Computation of Earnings Per Share

                                                                Six Months Ended              Three Months Ended
                                                            --------------------------    --------------------------
                                                             June 30,        June 30,       June 30,       June 30,
                                                               1995            1996           1995           1996
                                                            -----------    -----------    -----------    -----------
Net income                                                  $   864,107    $ 4,615,177    $   630,504    $ 2,442,116

Shares used in calculating primary earnings per share:

     Weighted average common shares
     outstanding                                              7,500,000      7,500,000      7,500,000      7,500,000

     Weighted average common shares giving
     effect to conversion of Series A Preferred
     Stock to Common Stock                                    1,875,000      1,875,000      1,875,000      1,875,000

     Net effect of stock options and warrants granted
     during the 12 months prior to the public offering
     calculated using the treasury stock method and
     treated as outstanding for the entire period               242,206        310,517        266,289        310,517

     Weighted average Series B Convertible Preferred
     stock issued during the 12 months prior to the
     public offering calculated using the treasury stock
     method and treated as outstanding for the entire
     period                                                     335,331        390,367        335,331        390,367

     Weighted average stock options outstanding issued
     prior to 12 months before this offering calculated
     using the treasury stock method                            159,939        162,625        173,791        162,626

     Weighted average stock options outstanding issued
     after the public offering calculating using the
     treasury stock method                                                         160                           322
                                                            -----------    -----------    -----------    -----------
          Total shares                                       10,112,476     10,238,669     10,150,411     10,238,832
                                                            ===========    ===========    ===========    ===========
     Fully diluted earnings per share                       $      0.09    $      0.45    $      0.06    $      0.24
                                                            ===========    ===========    ===========    ===========